EXHIBIT 99.1

15 West 6th Street, Suite 900 · Tulsa, Oklahoma 74119 · (918) 513-4570 · Fax: (918) 513-4571
www.laredopetro.com

Laredo Petroleum Announces 2017 Capital Budget of $530 Million
Total Production Expected to Grow More Than 15%

TULSA, OK - January 17, 2017 - Laredo Petroleum, Inc. (NYSE: LPI) (“Laredo” or “the Company”) announces its 2017 capital budget and anticipated production growth and its conference call to discuss fourth-quarter and full-year 2016 results.
2017 Capital Budget
Laredo today announced that its Board of Directors has approved a $530 million capital budget for 2017. The budget includes approximately $450 million for drilling and completions activities and approximately $80 million for production facilities and other capitalized costs, including completions testing, data acquisition and land. The approved budget does not include potential investments in the Medallion-Midland Basin pipeline system.
"Our 2017 capital budget takes advantage of our contiguous acreage position and production corridor investments to generate capital-efficient production growth," stated Randy A. Foutch, Laredo Chairman and Chief Executive Officer. "The horizontal wells we expect to drill this year have an average lateral length of approximately 10,000 feet and almost all production and produced water from these wells is expected to be gathered by Laredo Midstream Services' production corridors and pipeline assets, maximizing capital efficiency and minimizing operating costs. Our development plan capitalizes on the ability of our production corridors to handle the movement of large volumes of oil, gas and water, thus enabling the development of multi-well packages. We plan to primarily target our highly productive Upper and Middle Wolfcamp zones while continuing to optimize completions by adjusting stage and cluster spacing and proppant concentrations."
Laredo expects to operate four horizontal rigs in 2017 and anticipates drilling and completing approximately 70 horizontal wells with an average working interest of approximately 95%. The Company expects approximately 85% of its drilling activity to target the Upper and Middle Wolfcamp zones with the remainder in the Lower Spraberry and Cline zones. This activity is expected to generate total production growth of more than 15% versus full-year 2016 volumes.
The Company expects all wells to be drilled as multi-well packages with, on average, with four to five wells per package. Developing wells in larger packages enables Laredo to minimize the impact of current drilling on future development plans by mitigating pressure depletion and frac impact. Multi-well package development is expected to benefit full-year production, although the size and timing of the packages may substantially vary the number of well completions and daily production growth on a quarterly basis.

The Company's fourth horizontal rig, which was delivered in mid-November and used to drill a core test through the end of 2016, is expected to impact production during the second quarter of 2017. As production from the fourth rig comes online, production growth is expected to accelerate in the second half of the year, generating anticipated growth of more than 17% in the fourth quarter of 2017, compared to the fourth quarter of 2016.
Capital costs for Upper and Middle Wolfcamp wells drilled on multi-well pads are expected to be approximately $6.4 million for a 10,000-foot lateral completed with 1,800 pounds of sand per foot. Recent increases in service costs have been incorporated into the Company's budgeted wells costs, a portion of which have been offset by continued efficiency gains.
The budget is expected to be funded with internally generated cash flows and borrowings on the Company's senior secured credit facility. Additionally, today the Company expects to close the sale of approximately 2,900 net acres for proceeds of approximately $60 million. After the closing and application of the proceeds to pay down a portion of the credit facility, the Company will have approximately $15 million drawn on its $815 million credit facility.
Laredo maintains a disciplined hedging program to reduce the variability in its anticipated cash flow due to fluctuations in commodity prices. At January 16, 2017, the Company had hedges in place for 2017 for 6,852,875 barrels of oil at a weighted-average floor price of $55.82 per barrel, representing approximately 70% of anticipated oil production in 2017. Approximately 80% of anticipated oil production in 2017 retains significant upside to an increase in the price of oil with those volumes either having a weighted-average ceiling price of $86.00 per barrel or no ceiling at all.
Fourth-Quarter and Full-Year 2016 Earnings Conference Call
Laredo plans to release fourth-quarter and full-year 2016 earnings on Wednesday, February 15, 2017 after the market close and the Company will host a conference call on Thursday, February 16, 2017 at 7:30 a.m. CT (8:30 a.m. ET) to discuss its fourth-quarter and full-year 2016 financial and operating results. Individuals who would like to participate on the call should dial 877.930.8286 (international dial-in 253.336.8309), using conference code 53302066 or listen to the call via the Company's website at www.laredopetro.com, under the tab for "Investor Relations." A telephonic replay will be available approximately two hours after the call on February 16, 2017 through Thursday, February 23, 2017. Participants may access this replay by dialing 855.859.2056, using conference code 53302066.
Forward-Looking Statements
This press release and any oral statements made regarding the subject of this release, including in the conference call referenced herein, contains forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Laredo assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events.

General risks relating to Laredo include, but are not limited to, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2015, and those set forth from time to time in other filings with the Securities Exchange Commission (“SEC”). These documents are available through Laredo’s website at www.laredopetro.com under the tab “Investor Relations” or through the SEC’s Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Laredo’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, Laredo can give no assurance that its future results will be as estimated. Laredo does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.
The SEC generally permits oil and natural gas companies, in filings made with the SEC, to disclose proved reserves, which are reserve estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions and certain probable and possible reserves that meet the SEC’s definitions for such terms. In this press release and the conference call, the Company may use the terms “resource potential” and “estimated ultimate recovery,” or “EURs,” each of which the SEC guidelines restrict from being included in filings with the SEC without strict compliance with SEC definitions. These terms refer to the Company’s internal estimates of unbooked hydrocarbon quantities that may be potentially added to proved reserves, largely from a specified resource play. A resource play is a term used by the Company to describe an accumulation of hydrocarbons known to exist over a large areal expanse and/or thick vertical section potentially supporting numerous drilling locations, which, when compared to a conventional play, typically has a lower geological and/or commercial development risk. EURs are based on the Company’s previous operating experience in a given area and publicly available information relating to the operations of producers who are conducting operations in these areas. Unbooked resource potential or EURs do not constitute reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or SEC rules and do not include any proved reserves. Actual quantities of reserves that may be ultimately recovered from the Company’s interests may differ substantially from those presented herein. Factors affecting ultimate recovery include the scope of the Company’s ongoing drilling program, which will be directly affected by the availability of capital, decreases in oil and natural gas prices, drilling and production costs, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals, negative revisions to reserve estimates and other factors as well as actual drilling results, including geological and mechanical factors affecting recovery rates. Estimates of unproved reserves may change significantly as development of the Company’s core assets provides additional data. In addition, our production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases.

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Contacts:
Ron Hagood: (918) 858-5504 - RHagood@laredopetro.com

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